UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2011

Anika Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21326	04-3145961
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

32 Wiggins Avenue Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 457-9000

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 21, 2011, Anika Therapeutics, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with DePuy Mitek, Inc. (“Mitek”) for an exclusive, multi-year license of the Company’s MONOVISC® product, a highly purified, high molecular weight form of hyaluronic acid for treating pain in patients suffering from osteoarthritis of the knee.  In connection with the execution of the License Agreement, the Company will receive an initial payment of $2.5 million. The Company also will be entitled to receive additional payments from Mitek following the mutual decision to launch the product, related to future regulatory, clinical, and sales milestones, as well as receive royalties based on the net sales of MONOVISC generated by Mitek.   The MONOVISC product is currently pending approval by the U.S. Food and Drug Administration.  The License Agreement applies only to the United States.

The License Agreement has an initial term of fifteen years, unless earlier terminated pursuant to any one of several early termination rights of each party.  Mitek also has the right, but not the obligation, to choose to extend the term of the License Agreement for additional five year periods provided Mitek complies with the renewal provisions contained in the License Agreement.

Under the terms of the License Agreement, neither party may assign the License Agreement without the prior written consent of the other party, except to its affiliates; however, either party must assign the License Agreement in connection with the sale of all or substantially all of its assets (whether by merger, consolidation or otherwise).

In addition to the foregoing, the License Agreement contains certain terms and provisions regarding the Company’s ongoing litigation with Genzyme Corporation as well as customary terms and conditions, including, but not limited to, provisions related to confidentiality, record storage and intellectual property.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the License Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On December 21, 2011, the Company issued a press release concerning the License Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

10.1	License Agreement, dated as of December 21, 2011, by and between Anika
Therapeutics, Inc. and DePuy Mitek, Inc.*

99.1	Press Release of Anika Therapeutics, Inc., dated December 21, 2011.

* Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: December 22, 2011	By:	/s/ Kevin W. Quinlan
	Name:	Kevin W. Quinlan
	Title:	Chief Financial Officer